EX-23
         CONSENT OF GEORGE BRENNER, INDEPENDENT AUDITOR

          CONSENT OF GEORGE BRENNER, INDEPENDENT AUDITOR


Board of Directors
InZon Corporation

I consent to the incorporation by reference of my independent auditors' report dated January 11, 2005 on the consolidated balance sheet as of September 30, 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended September 30, 2004 and 2003, included in InZon Corporation's (formerly known as W-J International, Ltd.) Form 10-KSB, into the Company's previously filed registration statement on Form S-8 (File No. 333-119043).

/s/ George Brenner, CPA
George Brenner, CPA
Los Angeles, California
January 18, 2005